                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /x/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     SUNSHINE MINING AND REFINING COMPANY
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                [Sunshine Mining & Refining Company Letterhead]





                                 June 24, 1996

Dear Shareholder:

    You are invited to attend the Annual Meeting of Shareholders of Sunshine Mining and Refining Company (the Company), to be held at the Boise Centre on the Grove (Salmon River Room), 850 Front Street, Boise, Idaho on Tuesday, July 30, 1996, at 10:00 A.M., local time.

    The annual meeting will involve the election of seven directors and the approval and adoption of the 1995 Employee Nonqualified Stock Option Plan. In addition, reports of the Company's operations and other matters of interest will be presented at the meeting. Your Board of Directors recommends that you vote to elect the directors nominated, vote to approve the 1995 Plan, and attend the meeting, if possible.

    As a result of the recently completed transaction that converted all of the Company's previously outstanding preferred stock into common stock and warrants, the number of directors has been reduced to seven from ten.

    I would like to thank Messrs. Hoffer Kaback and Douglas K. Stewart, who were elected directors by the holders of preferred stock in 1994 and 1995. They served the Company and its stockholders well during their tenure, which ended on May 22, 1996.

    I am saddened to report to you on the passing of Fred C. Humphreys on May 9, 1996. Fred was a Director since May, 1981, and his insight and analysis will be sorely missed. On behalf of his fellow shareholders, Board members and the Company, we extend our condolences to his wife and family.

                                        Very truly yours,



                                        John S. Simko

JSS:rs

                      SUNSHINE MINING AND REFINING COMPANY
                        877 West Main Street, Suite 600
                              Boise, Idaho  83702

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 30, 1996

     The 1996 Annual Meeting of Stockholders of Sunshine Mining and Refining Company, a Delaware corporation (the "Company") will be held on July 30, 1996, at 10:00 a.m., local time, at the Boise Centre on the Grove (Salmon River
Room), 850 Front Street, Boise, Idaho for the following purposes:

1. the election of seven (7) members of the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

2. the approval and adoption of the 1995 Employee Nonqualified Stock Option Plan; and

3. to transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     Holders of Common Stock of record at the close of business on June 20, 1996, will be entitled to notice of and to vote at the Meeting. A list of these stockholders will be available for inspection for ten (10) days preceding the meeting at the office of the Secretary of the Company, 877 West Main Street, Suite 600, Boise, Idaho 83702, and at the meeting itself.

     Whether or not you plan to attend the Meeting, please date and sign the enclosed proxy card and return it in the accompanying envelope, which requires no postage if mailed in the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

                                       By Order of the Board of Directors


                                       Rebecca L. Saunders
                                       Secretary

June 24, 1996

                    SUNSHINE MINING AND REFINING COMPANY
                       877 West Main Street, Suite 600
                             Boise, Idaho  83702


                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS
                           Tuesday, July 30, 1996

                             GENERAL INFORMATION

     This Proxy Statement and the form of proxy are being mailed to stockholders on or about June 24, 1996, in connection with the solicitation of proxies by Sunshine Mining and Refining Company (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on July 30, 1996, at the Boise Centre on the Grove, 850 Front Street, Boise, Idaho, and at any adjournment or adjournments thereof. The Company held its last annual meeting on June 13, 1995.

     A PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH ITS TERMS. UNLESS OTHERWISE INDICATED, THE PROXY CARDS WILL BE VOTED FOR THE ELECTION OF DIRECTORS TO SERVE AS INDICATED, FOR THE APPROVAL OF THE COMPANY'S 1995 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN AND FOR ALL OTHER PROPOSALS TO BE VOTED ON AT THE MEETING. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                      VOTING SECURITIES AND RECORD DATE

     The Common Stock, par value $.01 (the "Common Stock") constitutes the only class of the Company's capital stock entitled to vote at the Annual Meeting.

     The close of business on June 20, 1996, has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, depending on elections by former Preferred stockholders to receive either 6.9 shares of Common Stock, or 6 shares of Common Stock and two warrants to purchase Common Stock, in exchange for each share of Preferred Stock held by such holder, from 236,148,508 to 239,154,833 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. Unless otherwise indicated, all information herein concerning ownership of the Company's securities is as of the Record Date.

     The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock issued and outstanding as of the Record Date and entitled to vote will constitute a quorum at the Annual Meeting and any adjournment(s) thereof. Provided a quorum is present, the favorable vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the directors and for the approval and adoption of the 1995 Employee Nonqualified Stock Option Plan. Holders of the Company's Common Stock have no appraisal or similar rights with respect to any of the matters being voted on at the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal for adoption of the 1995 Employee Nonqualified Stock Option Plan (but not on the election of directors) and will be counted as present for purposes of that proposal. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and on the approval and adoption of the 1995 Employee Nonqualified Stock Option Plan. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or on the approval and adoption of the 1995 Employee Nonqualified Stock Option Plan.

                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     To the knowledge of the Company, no person owns five percent (5%) or more of the Company's Common Stock.

     The following table presents certain information regarding the number of shares of Common Stock beneficially owned by each director, nominee, Named Executive Officer, and by all directors and officers as a group as of June 20, 1996. All individuals have sole voting and investment power with respect to the shares owned, except as otherwise indicated.

                                                                 AMOUNT AND NATURE OF       PERCENT
 NAME OF INDIVIDUAL                 TITLE OF CLASS              BENEFICIAL OWNERSHIP        OF CLASS
 ------------------                 --------------              --------------------        --------
 G. Chris Andersen                  Common Stock                      30,517 (1)              (3)
 V. Dale Babbitt                    Common Stock                      15,264 (1)              (3)
 George M. Elvin                    Common Stock                     316,713 (1)(2)           (3)
 Daniel D. Jackson                  Common Stock                      19,927 (1)              (3)
 John S. Simko                      Common Stock                     267,842 (1)              (3)
 Robert B. Smith. Jr.               Common Stock                     148,000 (1)              (3)
 Oren G. Shaffer                    Common Stock                      22,625 (1)              (3)
 William W. Davis                   Common Stock                     249,838 (1)              (3)
 Robert H. Peterson                 Common Stock                     144,559 (1)              (3)
 Harry F. Cougher                   Common Stock                     209,425 (1)              (3)
 All officers
   and directors as a group         Common Stock                   1,424,710 (4)              (3)
- - ----------------

(1) Includes the following shares subject to purchase pursuant to stock options and warrants exercisable within sixty days: Mr. Andersen, 10,589 shares; Mr. Babbitt, 11,088 shares; Mr. Cougher, 200,300 shares; Mr. Davis, 201,218 shares; Mr. Elvin, 5,000 shares; Mr. Jackson, 18,809 shares; Mr. Peterson, 125,750 shares; Mr. Simko, 216,873 shares; Mr. Shaffer, 10,875 shares; and Mr. Smith, 10,000 shares.

(2) Includes 173,913 shares that may be acquired upon the exchange of the Company's 8% Senior Exchangeable Notes ("8% Notes"), 17,800 shares owned by Mr. Elvin's wife and 120,000 shares owned by a partnership in which Mr. Elvin shares investment and voting powers.

(3) Less than 1%.

(4) Includes 810,502 shares subject to purchase pursuant to stock options and warrants exercisable within 60 days and 173,913 shares acquirable upon the exchange of 8% Notes.

    To the Company's knowledge, based solely on its review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company for the fiscal year ended December 31, 1995 and written representations that no other reports were required for the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                             ELECTION OF DIRECTORS

      The Board of Directors proposes the election of seven (7) directors to be elected by the holders of Common Stock. Each of such nominees is presently a director of the Company.

      Unless otherwise indicated, a properly executed proxy card will be voted FOR the seven nominees named immediately below. In case any of such individuals named below is unable to serve for any reason (which is not now anticipated), the proxies represented by such proxy cards may be voted for the election of other persons selected by the Board of Directors.

                                                  POSITION(S) WITH COMPANY, PRINCIPAL OCCUPATION
      NAME                  AGE                                 AND BUSINESS HISTORIES
      ----                  ---               ----------------------------------------------------------------
G. Chris Andersen  . .      58      Director since May 1983; since January 1996, Partner of Andersen, Weinroth & Co.;
                                      until August 1995, was Vice Chairman -- PaineWebber Incorporated for more than five years prior thereto.

V. Dale Babbitt  . . .      59      Director since December 1992; President (for  more than the past five years) and
                                      CEO of N.L. Terteling Family Interests, Inc. (dba) J.A. Terteling & Sons Co., the Managing
                                      General  Partner for investments consisting of mining interests, oil & gas, real estate and securities.

George M. Elvin  . . .      54      Director since June 1994. Financial Consultant (for more than the past five years)
                                      and since August 1992 is the owner and President of Windsor IBC, Inc. a brokerage firm member of the NASD.

Daniel D. Jackson  . .      68      Director since May 1983; Managing or Advisory Director of Hambrecht & Quist, Inc.,
                                      a San Francisco, California based investment banking firm since February 1990.

Oren G. Shaffer  . . .      53      Director since June 1993. Since October 1994, Executive Vice-President and Chief
                                      Financial Officer of Ameritech; previously was President of Vigrocap, a venture capital company (October 1991 to October 1994); and was Executive Vice President, Chief Financial
                                      Officer and Director of Goodyear Tire and Rubber Co. from January, 1990 to October 1992.

John S. Simko  . . . .      57      Director and President since October 1992, and Chief Executive Officer of the
                                      Company since December, 1992; previously (since 1984) served the Company as Senior Vice
                                      President and General Counsel.

Robert B. Smith, Jr  .      59      Director since June 1993. Mr. Smith has been  a private investor since 1984 and
                                      Trustee of the Dalkon Shield Trust since 1989.

         Each Director elected at the Annual Meeting holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified.

CERTAIN OTHER MATTERS

         No family relationships exist between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

         Mr. Andersen is a director of Terex Corporation and AFGL
International, Inc.; Mr. Jackson is a director of InfoVest Corporation; Mr. Shaffer is a director of Taiwan Equity Fund, Inc.; and Mr. Smith is a director of Securacom Corp. Each of these companies has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

MEETINGS AND COMMITTEES

   The Board of Directors of the Company held four (4) meetings during 1995.

         The standing committees of the Board of Directors of the Company are the Audit Committee, the Compensation and Transaction Committee, and the Finance Committee.

         The Audit Committee has the authority to recommend to the Board of Directors the independent accountants to perform the annual audit of the Company; to review the performance of such auditors; to develop the general policies and procedures used by the Company with respect to internal auditing, accounting and financial controls; and to provide the independent auditors with access to the Board of Directors. In 1995, Committee members were Fred C. Humphreys (Chairman), Robert B. Smith, Jr. and Douglas K. Stewart. One meeting of the Audit Committee was held during 1995.

         The Compensation and Transaction Committee has the authority to establish all compensation, including salaries, bonuses and the terms and conditions of the same for all executive officers of the Company; to administer the stock option plans and determine the individuals to receive, and the amount, times, and granting of stock options; to establish the terms and conditions of any employment contract executed between the Company and its officers; and to establish insurance, pension, retirement and other benefits for officers of the Company. The Compensation and Transaction Committee also reviews transactions between the Company and directors, officers or employees of the Company that exceed $50,000. The Compensation and Transaction Committee also recommends persons to serve as directors and officers of the Company. If nominees to the Board of Directors are recommended by stockholders, these recommendations will be considered by the Compensation and Transaction Committee. Recommendations by stockholders should be submitted to the Secretary of the Company and should identify the recommended nominee by name and provide detailed background information. In 1995, Committee members were Daniel D. Jackson (Chairman), V. Dale Babbitt and Hoffer Kaback. One meeting of the Compensation and Transaction Committee was held during 1995.

         The Finance Committee has the authority to review all proposed changes to the capital structure of the Company and to make all decisions concerning investments of funds by the Company. In 1995, Committee members were G. Chris Andersen (Chairman), Oren G. Shaffer and George M. Elvin. One meeting of the Finance Committee was held during 1995.

         All members of the Board of Directors attended at least 75 percent of the total number of meetings of the Board and all committees on which they served.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS

COMPENSATION OF EXECUTIVE OFFICERS

         The following are the executive officers of the Company:

                                                     POSITION(S) WITH COMPANY, PRINCIPAL OCCUPATION
      NAME                    AGE                             AND BUSINESS HISTORIES
      ----                    ---            -----------------------------------------------------------------
 John S. Simko                57      Director and President since October 1992, and Chief Executive Officer of the
                                         Company since December  1992; previously (since 1984) served the Company as Senior Vice
                                         President and General Counsel.

 William W. Davis             43      Executive Vice President and Chief Financial Officer since December, 1995, and
                                         Senior Vice President  and Chief Financial Officer of the Company since September 1992.
                                         Previously (since 1983) served in  various capacities as an employee of the Company.

 Robert H. Peterson           59      Senior Vice President and Chief Operating Officer-Refining of the Company since
                                         September 1992.  Previously (since 1980) served in various capacities as an employee of the
                                         Company.

 Harry F. Cougher             53      Senior Vice President and Chief Operating Officer-Mining since January 1994.  Previously
                                         (since 1984) served in various capacities as an employee of the Company.

         The following table sets forth the compensation paid by the Company, as well as certain other compensation paid to or accrued for the account of each of the four most highly compensated executive officers of the Company, including the Chief Executive Officer, for calendar years 1995, 1994, and 1993, or for each year in which such person served as an executive officer of the Company. There were no other executive officers whose salary and bonus for the year ended December 31, 1995, exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                    ----------------------
                                           ANNUAL COMPENSATION        AWARDS         PAYOUTS
                                           -------------------    -------------     ---------
                                                                      SECURITIES
                                                                      UNDERLYING     LTIP          ALL OTHER
                                           SALARY       BONUS           OPTIONS     PAYOUTS       COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR        ($)          ($)             (#)         ($)          ($) (3)
- - ----------------------------     ----     -------       ------          -------     -------       ------------
 John S. Simko,                  1995     297,832            0          100,000           0             15,525
 CEO and President               1994     271,527            0           65,000           0             14,370
                                 1993     258,086       38,727(1)        50,000      52,500 (4)         11,103

 William W. Davis,               1995     177,650            0          100,000           0             15,525
 Exec. Vice Pres. & Chief        1994     166,096       25,000(2)        50,000           0             14,370
 Financial Officer               1993     161,260       24,406(1)        50,000           0              4,308


 Robert H. Peterson,             1995     182,348            0           75,000           0             15,525
 Sr. Vice Pres. & Chief          1994     169,861            0                0           0             14,250
 Operating Officer-Refining      1993     162,586       24,163(1)        50,000           0              4,497


 Harry F. Cougher                1995     114,354            0          100,000           0             11,765
 Sr. Vice Pres. &                1994     100,677            0           50,000           0              8,925
 Chief Operating Officer-Mining
- - ----------------

(1) Consists of stock bonuses awarded to Messrs. Simko, Davis and Peterson valued at $38,727, $24,406, and $24,163 respectively. Stock distributed was adjusted to account for estimated taxes, resulting in net stock issuance of 13,676 shares, 9,752 shares, and 8,533 shares to Messrs. Simko, Davis and Peterson respectively. The sale of these shares was restricted until June 16, 1994.

(2)  Cash bonus paid to Mr. Davis in December, 1994.

(3) Includes income received pursuant to the Company's Employees Savings and Security Plan (the "Savings Plan") in which all employees of the Company, other than those covered by a collective bargaining agreement, may participate, and the Sunshine Defined Contribution Plan (the "DC Plan"). Payments to Mr. Simko under the Savings Plan were $4,500, $4,620 and $4,497, in 1995, 1994 and 1993, respectively;

payment to Mr. Simko under the DC Plan was $11,025 and $9,750 in 1995 and 1994, respectively. In 1993, Mr. Simko received reimbursement for moving expenses, pursuant to Company policy, of $6,606. Payments to Mr. Davis under the Savings Plan were $4,500, $4,620 and $4,308, in 1995, 1994 and 1993, respectively; payment to Mr. Davis under the DC Plan was $11,025 and $9,750 in 1995 and 1994, respectively. Payments to Mr. Peterson under the Savings Plan were $4,500, $4,500 and $4,497 in 1995, 1994 and 1993, respectively; payment to
Mr. Peterson under the DC Plan was $11,025 and $9,750 in 1995 and 1994, respectively. Payments to Mr. Cougher under the Savings Plan were $3,360 and $2,945 for 1995 and 1994, respectively; payments to Mr. Cougher under the DC Plan were $5,980 and $8,405 for 1995 and 1994, respectively. The Savings Plan is an individual account plan which provides for deferred compensation as described in Section 401(k) of the Internal Revenue Code and is subject to and complies with all of the principal protective provisions of Titles I and II of the Employee Retirement Income Security Act of 1974 ("ERISA"). The DC Plan replaced the Company's Defined Benefit Pension Plan as of January 1, 1994, and is subject to and complies with ERISA.

(4) Payments received by Mr. Simko as a result of the termination of the Deferred Performance Incentive Compensation Plan in 1993.

OPTIONS GRANTS IN 1995

      Incentive stock options were granted to executive officers in the year ended December 31, 1995, as follows:

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                                                                                              APPRECIATION FOR
                                   INDIVIDUAL GRANTS(2)                                         OPTION TERMS
                         --------------------------------------                             -----------------------
                                                     % OF TOTAL
                                                       OPTIONS
                           NUMBER OF SECURITIES      GRANTED TO    EXERCISE OR
                            UNDERLYING OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION
        NAME                    GRANTED              FISCAL YEAR     ($/SH)(1)       DATE      5%($)        10%($)
        ----             -----------------------    ------------   -----------   ----------    -------      --------
 John Simko, CEO  .....  100,000 shares - Common        8.9            1.50        12/07/05    $94,334      $239,061

 William W. Davis .....  100,000 shares - Common        8.9            1.50        12/07/05    $94,334      $239,061

 Harry F. Cougher .....  100,000 shares - Common        8.9            1.50        12/07/05    $94,334      $239,061

 Robert H. Peterson ...   75,000 shares - Common        6.7            1.50        12/07/05    $70,751      $179,296
- - ---------------

(1)   The options are exercisable on or after December 7, 1995.

(2) Subject to stockholder approval of the 1995 Employee Nonqualified Stock Option Plan (the "1995 Plan") the Board of Directors granted 750,000, 500,000, 200,000, and 100,000 options to Messrs. Simko, Davis, Cougher and Peterson, respectively, representing 20.6, 13.8, 5.5, and 2.8 percent, respectively, of the Total Options Granted to Employees in the Fiscal Year ended December 31, 1995. If the proposal to adopt the 1995 Plan is approved, the grants reflected in the table will become null and void and will be replaced by the above-identified grants under the 1995 Plan. The grants under the 1995 Plan have an exercise price of $1.50, expire December 7, 2005 and are exercisable after shareholder approval. If the 1995 Plan is approved, the potential realizable value assuming 5% stock price appreciation would be $707,505, $471,670, $188,668 and $94,334 for Messrs. Simko, Davis, Cougher and Peterson, respectively. Assuming 10% stock price appreciation, the potential realizable value would be

        $1,792,958, $1,195,305, $478,122 and $239,061 for Messrs. Simko, Davis,
        Cougher and Peterson, respectively. See "PROPOSAL TO ADOPT THE 1995 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN."

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

      The following table provides information on option exercises in fiscal 1995 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1995.

                       SHARES     VALUE        NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                    ACQUIRED ON  REALIZED     UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                     EXERCISE       ($)          OPTIONS AT FY-END                     AT FY-END ($)
                     --------    --------   ----------------------------     -------------------------------
      NAME                                  EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
      ----                                  -----------    -------------     -----------      --------------
John S. Simko, CEO  .    0          0        215,000              0               0                 0
William W. Davis  . .    0          0        200,000              0               0                 0
Robert H. Peterson  .    0          0        125,000              0               0                 0
Harry F. Cougher  . .    0          0        200,000              0               0                 0

PENSION PLANS

      On December 31, 1993, the Company froze its Defined Benefit Pension Plan (the "Pension Plan"), which was replaced as of January 1, 1994, by the Company's DC Plan. The Pension Plan was maintained for the benefit of employees, except those covered by a collective bargaining agreement. The following table shows the estimated annual benefits payable under the Pension Plan as in effect on December 31, 1993; after that date benefits ceased to accrue under the Pension Plan. The examples assume retirement at normal retirement age of 65 after assumed periods of service, and a fixed level of social security benefits.

                          RETIREMENT BENEFIT AT AGE 65
                                YEARS OF SERVICE

   REMUNERATION          5        10         15        20        25       30
   ------------      -------    -------   -------   ------    -------   -------
         75,000       $6,000    $12,000   $18,500   $24,000   $30,000   $36,500
        100,000        8,000     16,000    25,000    33,000    41,000    49,000
        150,000       13,000     25,000    38,000    51,000    64,000    76,000
        200,000       17,000     34,000    52,000    69,000    86,000   103,000
        250,000       22,000     43,000    65,000    87,000   109,000   115,641
        300,000       26,000     52,000    79,000   105,000   115,641   115,641
        350,000       31,000     61,000    92,000   115,641   115,641   115,641

      The years of credited service at December 31, 1993, for Mr. Simko was nine years; for Mr. Davis was ten years; for Mr. Peterson was thirteen years; and for Mr. Cougher was nine years. Pursuant to the early retirement program, employees who are age 55 and who have fifteen years of employment with the Company are eligible for early retirement, and will receive approximately 75% of the accrued benefits they would have received at age 65. Mr. Simko's employment contract provides that he shall be eligible for early retirement notwithstanding that he will have less than fifteen years of service with the Company upon expiration of his employment contract. See "EMPLOYMENT AGREEMENTS".

COMPENSATION OF DIRECTORS

      Directors of the Company who are not employees receive an annual retainer of 3,350 troy ounces of silver or 50 troy ounces of gold, in addition to 235 troy ounces of silver or 3.5 troy ounces of gold per day for each Board or committee meeting attended. During 1995, non-employee directors received gold valued as follows: Messrs. Andersen ($23,314.70), Babbitt ($26,019.15), Humphreys ($24,663.95), Jackson ($26,019.15), Shaffer ($21,979.45), Smith
($24,663.95), Stewart ($26,013.20), Elvin ($24,663.95), and Kaback
($26,019.15). In addition, pursuant to the 1987 Employee Non-Qualified Stock Option Plan ("the 1987 Plan"), all non-employee directors automatically receive an option for 5,000 shares of Common Stock on August 30 of each year during the term of the 1987 Plan.

EMPLOYMENT AGREEMENTS

      Effective January 1, 1994, Mr. Simko, Mr. Davis, Mr. Peterson and Mr. Cougher entered into written employment agreements (the "Employment Agreements") with the Company. Each of the Employment Agreements is for a term of three years. In 1995, the Employment Agreements for Messrs. Simko, Davis and Cougher were amended to extend the term of each agreement for an additional three years to December 31, 1999.

      Pursuant to the Employment Agreements, Messrs. Simko, Davis, Peterson, and Cougher (collectively the "Contracting Employees") are to receive annual base compensation of $250,000, $160,000, $156,000 and $92,000, respectively, which may be increased by the Board of Directors. In the event of the disability or death of a Contracting Employee, the Employment Agreement provides for the continued payment of the base compensation for the remaining term of the agreement, subject to reduction for disability payments separately provided by the Company. In addition, the Contracting Employees may receive such annual incentive compensation based on the performance of the Company or other criteria as may be awarded in the discretion of the Board of Directors, and will participate in any employee benefit plan, employee welfare plan, deferred compensation plan, stock option plan, or any other plan or arrangement of the Company now or hereafter adopted for the benefit of officers or employees generally. In addition, Mr. Simko's agreement provides that he is deemed to have qualified for early retirement under the Company's Pension Plan, notwithstanding that at the expiration of the agreement (prior to the 1995 extension) he shall have less than 15 years of service with the Company.

      Pursuant to the Employment Agreements, the Company will indemnify each Contracting Employee in the event that he is made, or threatened to be made, a party to any action or proceeding, including any action by or in the right of the Company by reason of the provision of services by him to the Company. Claims or controversies arising under the Employment Agreement will be resolved through arbitration, and all resulting legal and accounting fees and other expenses will be paid by the Company.

      Pursuant to the Employment Agreements, a Contracting Employee's employment may be terminated by mutual agreement between the Contracting Employee and the Company, by death, or for cause.

                     COMPENSATION AND TRANSACTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

      The following non-employee directors served on the Compensation and Transaction Committee (the Committee) of the Company's Board of Directors during the last fiscal year: Daniel D. Jackson (Chairman), V. Dale Babbitt and Hoffer Kaback. There are no compensation committee interlocks.

                COMPENSATION AND TRANSACTION COMMITTEE REPORT

      The Committee is responsible for reviewing executive compensation and recommending appropriate changes to the Board of Directors to retain key executives and to reward performance that benefits the Company's stockholders. The Board annually approves increases in base salaries and awards of incentive compensation, if any, for any executive or employee whose overall compensation would exceed $100,000.

      The Committee believes in compensating executives based on business performance and their respective contributions. However, the Committee also recognizes the pressure on cash costs, including salaries, created by the prolonged slump in silver prices. The Company's executive compensation in general is lower than the mining industry, particularly Hecla Mining Company and Coeur d'Alene Mines Corporation (the "Peer Companies").

      The Committee annually reviews base salaries and performance and recommended changes are presented to the full Board. The Committee also reviews the appropriateness of alternative pay systems to reward performance, maintain competitiveness and align the executives' interest with those of the stockholders, including cash bonuses, stock bonuses, stock grants, stock options or other forms of compensation.

      Recent changes to the Internal Revenue Code have been made relating to the disallowance of deduction for remuneration to certain executive officers in excess of $1,000,000. The compensation paid to the Company's executives is less than this limit, and will be fully deductible.

      Several key objectives were established for executive officers in 1995. They were stated in a general, rather than quantitative, manner because fluctuating precious metals markets and the uncertainty of exploration results complicate quantification efforts. Because each of the key objectives could contribute to the profitability of the Company and the increase in shareholder worth, each objective was given relatively equal consideration by the Committee.

      The key objectives were stated as follows:

     (1) Continue strengthening the Company's balance sheet and financial condition;

     (2)  Return to profitability;

     (3)  Reduce cash production cost per ounce of silver at the Sunshine Mine;

     (4)  Explore for new high-grade ore bodies in the Sunshine Mine;

     (5) Expand exploration focus to new domestic and international projects that would make a meaningful impact on the Company's near-term cash flow; and

     (6)  Increase shareholder worth.

     The prolonged slump in silver prices continued in 1995. This hampered efforts to return to profitability and negatively impacted the Common Stock price. Cash production costs per ounce of silver rose in 1995 primarily due to a decline in silver production, as the focus at the Sunshine Mine was on exploration and development of the West Chance. Progress was made in other categories, including: continued encouraging results from exploration efforts in the Sunshine Mine; the successful testing of a trackless mining method in the Sunshine Mine with which certain ore reserves can be accessed more quickly and at lower costs; the acquisition of Pirquitas in Argentina; establishing an office in Mendoza, Argentina from which additional exploration opportunities have been identified; and the agreement with the largest Preferred shareholders to eliminate the Company's outstanding Preferred Stock which improved the book value per Common share, and eliminated the annual charge for Preferred dividend requirements.

     No bonus awards or increase in base salary were awarded any officers in 1995 except for Mr. Davis. In recognition of his increased responsibilities for domestic and international operations of the Company, the Committee recommended, and the Board approved, the appointment of Mr. Davis as Executive Vice President and Chief Financial Officer with a 13.6% increase in base salary. The Committee recommended, and the Board approved, the granting of stock options to Messrs. Davis, Peterson and Cougher.

     In late 1992, the Board selected John S. Simko as President and Chief Executive Officer because of his broad knowledge of the mining industry, corporate law, environmental regulations and financing. In December, 1995, the Committee recommended, and the Board approved, a three year contract extension. His overall compensation remains below similar positions in the Peer Companies. The Committee did not recommend an increase in base salary or a bonus award to Mr. Simko in 1995. Due to the progress made in exploration and operational outlook at the Sunshine Mine, the Pirquitas acquisition, and the elimination of the Preferred Stock, the Committee recommended, and the Board approved, the granting of stock options to Mr. Simko in December.

                                             Daniel D. Jackson
                                             V. Dale Babbitt
                                             Hoffer Kaback

                               PERFORMANCE GRAPH

      The accompanying chart compares the returns on investments since December 31, 1990, on the Standard and Poors 500, industry peer group, and the Company's Common Stock. The comparable company index includes the Company, Hecla Mining Company and Coeur d'Alene Mines Corporation.


                                   [GRAPH]


COMPANY NAME / INDEX       DEC90   DEC91   DEC92   DEC93   DEC94   DEC95   MAR96
================================================================================
SUNSHINE MINING & REFINING  100    70.00   37.52  210.00  136.46  104.97  125.96
S & P 500 INDEX             100   130.47  140.41  154.56  156.60  215.45  227.01
PEER GROUP                  100    99.52   71.51  157.71  119.60   95.24  110.81

     THE PROPOSAL TO ADOPT THE 1995 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN

GENERAL

      On December 7, 1995, the Board of Directors approved and adopted the 1995 Nonqualified Stock Option Plan (the "1995 Plan"), subject to approval by the stockholders of the Company. The 1995 Plan provides for the granting, from time to time, to key employees and directors of the Company and its subsidiaries of options to purchase up to an aggregate of 10,000,000 shares of Common Stock. At the Annual Meeting, stockholders of the Company will be requested to consider and vote upon the 1995 Plan.

REASONS FOR ADOPTION OF THE 1995 PLAN

      The Company has recognized the importance of attracting and retaining employees with the requisite degree of training, experience and ability, and of stimulating the active interest of these persons in the development and financial success of the Company. Accordingly, the Company adopted with stockholder approval the 1993 Incentive Stock Option Plan and the 1987 Nonqualified Plan. See "Management Remuneration and Transactions." The Board of Directors believes that these existing stock option plans have successfully encouraged the sense of proprietorship, and have stimulated the active interest in the Company of persons whose services are particularly valuable to the Company.

      The 1987 Nonqualified Plan expires in 1997. As of the date hereof, only 61,500 options under the 1987 Nonqualified Plan and 326,500 options under the 1993 Plan could be granted. The Company felt it would be more advisable to adopt a new plan expiring at a later date rather than to merely increase the number of options subject to grant under the 1987 Nonqualified Plan.

      In the opinion of the Board of Directors, stock options granted on proper terms continue to be essential in attracting and motivating key personnel, and the interests of the Company and its stockholders will be advanced thereby. Substantially all of the options available under the prior plans have been granted, and the proposed 1995 Plan is intended to continue to provide the incentive of stock options to employees whose services are considered particularly valuable to the Company.

DESCRIPTION OF THE 1995 PLAN

      The 1995 Plan provides for the granting from time to time of options to purchase shares of Common Stock to key employees or potential key employees of the Company and its subsidiaries, and provides that all non-employee directors automatically receive an option for 25,000 shares of Common Stock on August 30 of each year during the term of the 1995 Plan.

      The foregoing summary of the 1995 Plan is qualified in its entirety by the terms of the 1995 Plan, a copy of which is attached as Appendix A and is incorporated herein by reference.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Under the Code, the holder of a nonqualified option does not recognize taxable income as a result of the grant of the option. The option holder recognizes ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company may deduct that amount for federal income tax purposes in the year the option is exercised. The tax basis of shares purchased by the option holder will generally be equal to the sum of the exercise price and the amount included in the gross income of the option holder as a result of the exercise of the option. The amount of any gain or loss realized on a subsequent sale of the stock will be calculated by reference to the tax basis.

      Any changes in the law with respect to the tax treatment of options are beyond the control of the Company and the stockholders and are not subject to stockholder approval. The foregoing summary of federal income tax aspects with respect to the 1995 Plan is based upon existing law, interpretations, regulations and rulings, which are subject to change.

NEW PLAN BENEFITS

      Subject to shareholder approval of the 1995 Plan, the Board of Directors granted the following options on December 7, 1995:

                                             INDIVIDUAL GRANTS
                                 ----------------------------------------
                                     NUMBER OF SECURITIES     EXERCISE OR                        RECENT MARKET
                                      UNDERLYING OPTIONS      BASE PRICE     EXPIRATION             VALUE OF
          NAME                              GRANTED            ($/SH)(1)        DATE             COMMON STOCK (2)
          ----                   -------------------------    -----------    ----------          -------------
John Simko, CEO  . . . . . . . .   750,000 shares - Common        1.50         12/07/05              $1.375

William W. Davis . . . . . . . .   500,000 shares - Common        1.50         12/07/05              $1.375

Harry F. Cougher . . . . . . . .   200,000 shares - Common        1.50         12/07/05              $1.375

Robert H. Peterson . . . . . . .   100,000 shares - Common        1.50         12/07/05              $1.375

All current executive
   officers  . . . . . . . . . . 1,550,000 shares - Common        1.50         12/07/05              $1.375

All non-executive directors  . .   510,000 shares - Common        1.50         12/07/05              $1.375

All non-executive
   officer employees   . . . . . 1,100,000 shares - Common        1.50         12/07/05              $1.375
- - ---------------

(1)   The options are exercisable at any time.

(2) The NYSE closing per share sale price of the Common Stock on June 18, 1996.

It cannot be determined at this time what benefits, if any, will be received by any person or group of persons under the 1995 Plan if it is adopted. Had the 1995 Plan been in effect during the last fiscal year, the options granted on December 7, 1995, would not be "In-the-Money Options" at year-end based on the $1.25 year end NYSE closing per share sale price of the Common Stock.

VOTE REQUIRED

      The affirmative vote of a majority of shares of Common Stock present and voting at the Annual Meeting is required to approve the 1995 Plan, provided a quorum is present. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 PLAN.

                           INDEPENDENT ACCOUNTANTS

      The Company's Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent public accountants for the current fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

                            STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by February 25, 1997, for inclusion in the proxy statement and proxy relating to that meeting.

                                OTHER MATTERS

      At the date of this Proxy Statement, the Board of Directors knows of no other matters which will be presented for consideration at the Annual Meeting. If any such other matters are properly presented for action at the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxy in accordance with their judgment on such matters.

      All expenses in connection with this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram, mail or in person. The Company may also reimburse brokers and other custodians, nominees and fiduciaries holding shares in their names, for their reasonable expenses in sending material to the beneficial owners of shares and obtaining their proxies.

      Copies of the Company's annual report on Form 10-K for the year ended December 31, 1995, may be obtained without charge by writing to the Company at 877 West Main Street, Suite 600, Boise, Idaho 83702, Attn: Rebecca L. Saunders, Secretary, or by telephone request to (208) 345-0660.


                                            SUNSHINE MINING AND REFINING COMPANY

June 24, 1996

                                                                      APPENDIX A

                                      1995
                   EMPLOYEE NONQUALIFIED STOCK OPTION PLAN OF
                       SUNSHINE MINING & REFINING COMPANY


1.       PURPOSE.

         This 1995 Employee Nonqualified Stock Option Plan (the "Plan") is intended as an employment incentive; to encourage stock ownership by key employees or individuals who may become key employees of Sunshine Mining & Refining Company (the "Corporation") and its Subsidiaries in order to increase their proprietary interest in the Corporation's success and to encourage stock ownership by Directors who are not employees by providing such Directors with an incentive to serve the Corporation by an annual grant of options. Options granted under the Plan are not intended to qualify as "Qualified Stock Options" under the Internal Revenue Code of 1986, as amended.

2.       ELIGIBILITY.

         The individuals who shall be eligible to participate in the Plan shall be key or potential key employees of the Corporation or of its Subsidiaries. Such key or potential key employees shall be (or expect to become) personnel of the Corporation or of any Subsidiary who have or will have responsibility for the management, direction and financial success of the Corporation. More than one option may be granted from time to time to any employee.

         In addition, Directors of the Corporation who are not employees of it or any Subsidiary shall be eligible to participate in the Plan. For all purposes of this Plan, any Director who is not also a common law employee and is granted an option under this Plan shall be considered an "employee" until the effective date of such Director's resignation or removal from the Corporation's Board of Directors (including removal as a result of death or disability); the Employment Date of such a Director shall be the date of such Director's election to the Board of Directors.

         On December 7 of each year of the term of the Plan, each Director who is an employee solely by virtue of the Plan and not otherwise a common law employee ("Outside Director") shall automatically, and without further action of the Committee or the Board of Directors, be granted an option for 25,000 shares of Common Stock. Such options shall be the only options granted to any Outside Director hereunder, unless and until such Outside Director becomes a common law employee.

         The holders of Options shall not be, or have any of the rights or privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any part of an option unless and until certificates representing such shares shall have been issued by the Corporation to such holders.

3.       STOCK.

         Stock subject to options and other provisions of this Plan shall be shares of authorized and unissued or re-acquired $0.01 par value Common Stock of the Corporation ("Common Stock"). Subject to adjustment in accordance with the provisions of Section 10 hereof, the total number of shares of Common Stock of the Corporation which may be purchased pursuant to options granted under the Plan shall not exceed in the aggregate 10,000,000 shares.

         In the event that any outstanding option under the Plan expires or is terminated for any reason prior to the end of the period during which options may be granted hereunder, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

4.       TERMS AND CONDITIONS OF OPTIONS.

         Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Compensation Committee of the Corporation (the "Committee"), shall, from time to time, approve, which agreements shall comply with and be subject to the following terms and conditions:

         a.      Option Price:

                 The option price shall not be less than the fair market value, as defined in Section 21 hereof, of the shares of Common Stock of the Corporation.

         b.      Number of Shares:

                 The option shall state the total number of shares (subject to adjustment as provided herein) to which it pertains.

         c.      Term of Options:

                 Each option granted under the Plan shall be for a term not in excess of 10 years from the date the option is granted.

         d.      Payment for Shares:

                 Payment for shares of Common Stock purchased shall be made in such manner as the Committee shall determine, but in any event may be made in cash or by the optionee's delivery to the Corporation of shares of Common Stock which have a fair market value, as defined in
         Section 21 hereof, equal to the option price, or any combination of cash and shares of Common Stock having an aggregate fair market value equal to the option price.

         e.      Date of Exercise:

                 The Committee shall have the discretion to determine when an option granted hereunder may be exercised.

5.       OTHER PROVISIONS:

         Agreements or documents concerning grants of options under the Plan may contain such other provisions as the Committee, in its discretion, deems advisable. The Committee may grant options to individuals which are conditioned upon such individuals' becoming employees of the Corporation and remaining employees of the Corporation for a certain period.

6.       ASSIGNABILITY:

         No option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by him.

7.       EXERCISE UPON DEATH, RETIREMENT, AND ON TERMINATION OF EMPLOYMENT.

         No option granted under the Plan may be exercised at any time after its term.

         a. In the event of death of an optionee while an employee of the Corporation, all unexercised options shall accelerate and be exercisable by the personal representative of such optionee within the remaining term of the option.

         b. In the event of the retirement or total disability of an optionee while an employee, all unexercised stock options shall accelerate and be exercisable by the optionee within the remaining term of the option.

                 "Retirement" means:

                 (i) For optionees who are employees, their normal retirement date under a Corporation plan or if no plan exists, as the same may be determined by the committee; and

                 (ii) For optionees who are outside directors, the date they cease to be a director.

                 The "total disability" of an optionee shall be deemed to mean total disability as defined pursuant to any disability plan or disability policy of the Corporation; if no such plan or policy is in effect, total disability shall be deemed to occur whenever an optionee is rendered permanently unable to perform his duties for the Corporation on a full-time basis, as a result of personal injury, disabilities or illness.

         c. On the optionee's termination of employment with the Corporation for any reason other than death, retirement or disability as set forth in sub-sections 7a and b hereinabove, all unexercised stock options granted to such optionee shall terminate and expire. Provided, however, that prior to termination of employment, the optionee may exercise the unexercised portions of his stock options to the extent that such options are, as of such date of exercise, otherwise eligible to be exercised in accordance with the provisions of this Plan.

         d. Employment by the Corporation shall be deemed to include employment by a Subsidiary. The Committee shall have the authority to determine whether or not an optionee has terminated his employment with the Corporation.

8.       ADMINISTRATION:

         Unless otherwise provided for as set forth in Section 8 hereof, the Plan shall be administered by the Committee, all of whom are "disinterested administrators" as the term is defined under the Securities Exchange Act of 1934, and the rules promulgated thereunder.

         The Committee is authorized, in its discretion from time to time to grant options under the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan, and to make such determinations and interpretations and to take such steps in connection with the Plan or the options granted thereunder as it deems necessary or advisable. All such action by the Committee under the Plan or with respect to the options granted thereunder shall be final and binding on all parties. No director or Committee member shall be liable for any action taken or determination made in good faith.

         In addition to such other rights of indemnification as they may have as directors, the Board of Directors and the members of the Committee acting pursuant to the provisions hereof shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such director(s), the Committee or member thereof is liable for negligence or misconduct in the performance of their or his duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, the director(s) or Committee shall, in writing signed by at least one member, offer the Corporation the opportunity, at its own expense, to handle and defend the same.

9.       RECAPITALIZATION, MERGER AND CONSOLIDATION.

         (a) The existence of this Plan and options granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The aggregate number of shares of Common Stock which may be purchased pursuant to options granted under the Plan, and the consideration payable per share upon exercise, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.

         (c) Subject to any required action by the shareholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

         (d) In the event of any merger or consolidation pursuant to which the Corporation is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding options, that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated corporation which were distributed or distributable to the shareholders of the Corporation in respect of each share of Common Stock held by them, such outstanding options to be thereafter exercisable or such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such options may be canceled by the Corporation as of the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Corporation by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding options.

         (e) In the event that either sufficient shares of the Corporation's Common Stock are purchased, or any lender, exchange or similar offer is commenced which would, if successful (i) result in any of the events described in paragraphs (c) and (d) of this Section 9, (ii) materially alter the structure or business of the Corporation, or (iii) result in a change of control of the Corporation, then, notwithstanding any other provisions in this Plan to the contrary, all unmatured installments of options outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Committee that any of the foregoing conditions has been set shall be binding and conclusive on all parties.

(10)     NON-ADJUSTMENT.

         Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to options granted pursuant to this Plan.

(11)     COMPUTATION OF ADJUSTMENT.

         Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to options granted pursuant to the terms of this Plan, the Corporation shall mail forthwith to each optionee a copy of its computation of such adjustment, which shall be conclusive and shall be binding upon each such optionee, except as to any optionee who contests such computation by written notice to the Corporation within thirty (30) days after receipt thereof of such optionee.

(12)     RECORD DATES, ETC..

         In case at any time after date of grant of options hereunder:

         (a) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off or distribution of the Corporation's assets; or

         (b) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

         (c) of any classification, reclassification or other reorganization of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; and in any such case, the Corporation shall mail to each optionee, at least thirty (30) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend, distribution or rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

(13)     LIQUIDATION, DISSOLUTION.

         In case the Corporation shall at any time while any option under this Plan shall be in force and remain unexpired, sell all or substantially all its property or dissolve, liquidate or wind up its affairs, each optionee may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Corporation which such optionee would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Corporation. In the event that the Corporation shall at any time prior to the expiration of any option make any partial distribution of its assets, if the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the exercise prices then in effect with respect to each option, shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Corporation's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

(14)     CORPORATION COVENANTS AND PERFORMANCE.

         The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Corporation, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions hereof, and in the taking of all other legally available action which may be necessary in order to protect the rights of each optionee against dilution, subject to the terms hereof. Without limiting the generality of the foregoing, the Corporation agrees that it will not increase the par value of shares of its Common Stock above the lowest exercise price then in effect, and that, before taking any action which would cause an adjustment reducing any such exercise price below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of its Common Stock at the exercise price as so adjusted.

         The Corporation further agrees:

         (a) To the extent the exercise price per share of Common Stock covered by options pursuant to this Plan equals or exceeds par value per share, all shares issued upon exercise of options granted pursuant to this Plan and in accordance with the terms hereof, will be, upon issuance and payment therefor, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         (b) During the term of the Plan, the Corporation will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of all shares under options granted pursuant to this Plan.

         (c) So long as any Common Stock of the Corporation is listed on the New York Stock Exchange or any other national securities exchange, the Corporation shall use its best efforts to list on such exchange, upon official notice of issuance upon exercise of options granted under the Plan, and to maintain the listing of, all shares of Common Stock issuable upon the exercise of options granted pursuant to the Plan; and the Corporation will use its best efforts to so list on the New York Stock Exchange or any such other national securities exchange, and to maintain such listing, of any other securities of the Corporation which may be acquired upon exercise of this option, if so adjusted or modified pursuant to the terms of Section 9 hereof.

(15)     OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER
         CORPORATIONS.

         Stock options may be granted under the Plan from time to time in substitution for such options held by employees of a corporation who become or are about to become key employees of the Corporation or a parent or subsidiary corporation as the result of a merger or consolidation of the employing corporation with the Corporation or a parent or subsidiary corporation or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a parent or subsidiary corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Section 4 of this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.


(16)     TERM OF GRANTS.

         No stock option shall be granted pursuant to the Plan after ten (10) years from the date of adoption of the Plan, but options theretofore granted may extend beyond that date.

(17)     AMENDMENTS.

         The shareholders of the Corporation or the Committee or the Board of Directors of the Corporation may at any time, without the consent of the optionees, alter, amend, revise, suspend, or discontinue the Plan, provided that such action shall not materially affect options theretofore granted under the Plan.

(18)     APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes.

(19)     NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon any optionee to exercise such option.

(20)     INVESTMENT INTENT.

         The Corporation may require that there be presented to and filed with it by any optionee(s) under the Plan, such evidence as it may deem necessary to establish that the options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

(21)     FAIR MARKET VALUE.

         For the purposes of this Plan, "fair market value" of the Corporation's shares of Common Stock shall be (i) the closing price per share on any stock exchange on which the Common Stock is traded, or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable, on the last trading day immediately preceding the grant of the option.

(22)     APPROVAL OF SHAREHOLDERS.

         The Plan shall be effective December 7, 1995, but subject to its approval by the shareholders of the Corporation, at their meeting held subsequent to the effective date of this Plan. In the event shareholder approval is not obtained, this Plan shall thereupon terminate and be rendered null and void. No shares of Common Stock shall be issued pursuant to an option, prior to compliance with requirements under applicable laws and regulations.

(23)     GOVERNMENTAL REGULATIONS.

         Notwithstanding any of the provisions hereof, or of any option granted hereunder, the obligation of the Corporation to sell and deliver shares under such options shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the optionee shall agree that he will not exercise any option granted hereunder, and that the Corporation will not be obligated to issue any shares under any such option, if the exercise thereof or if the issuance of such shares shall constitute a violation by the optionee or the Corporation of any provision of any law or regulation of any governmental authority.

                                                                      APPENDIX B
                      SUNSHINE MINING AND REFINING COMPANY
                        877 West Main Street, Suite 600
                              Boise, Idaho  83702

                      THIS PROXY IS SOLICITED ON BEHALF OF
         THE BOARD OF DIRECTORS OF SUNSHINE MINING AND REFINING COMPANY

         The undersigned hereby appoints John S. Simko, William W. Davis and Robert H. Peterson, or any of them, with full power of substitution, as Proxies and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock, par value $.01, of Sunshine Mining and Refining Company (the "Company") held of record by the undersigned on June 20, 1996, at the Annual Meeting of Stockholders to be held on July 30, 1996, or any adjournment(s) thereof.

1.       ELECTION OF DIRECTORS
         [ ]  FOR all nominees listed below       [ ]  WITHHOLD AUTHORITY
              (except as marked to the                 to vote for all nominees
              contrary below)                          listed below.

    G. Chris Andersen, V. Dale Babbitt, George M. Elvin, Daniel D. Jackson, Oren G. Shaffer, John S. Simko, Robert B. Smith, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

__________________________________________________

                                                        For   Against  Abstain
                                                        [ ]     [ ]      [ ]

2. Approval for adoption of the 1995 Employee Nonqualified Stock Option Plan of the Company.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE FOR EACH OF THE ABOVE PROPOSALS AND FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

         Please sign exactly as name appears below.

                                       When shares are held by joint tenants,
                                       both should sign.  When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

                                       Date                         , 1996
                                           -------------------------

                                       ----------------------------------------
                                                         Signature

                                       ----------------------------------------
                                                Signature if held jointly

                                        Please mark, sign, date and promptly
                                        return this proxy card using the
                                        enclosed envelope.